Exhibit 10(a)



                        AMENDMENT TO EMPLOYMENT AGREEMENT

     THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment"), dated and effective this 26th day of April, 2005, is by and between FIRST BANCORP, a North Carolina corporation (the "Company") and James G. Hudson, Jr. (the "Employee"). The parties hereto have agreed to amend the Employment Agreement dated and effective as of May 17, 2001 (the "Employment Amendment") by and between the Company and the Employee. Unless the context requires otherwise, each term used herein that is defined in the Employment Agreement shall have the meaning assigned to such term in the Employment Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Employment Agreement shall from and after the date hereof refer to the Employment Agreement as amended hereby.

     For and in consideration of the above premises and agreements, and in consideration of employment, the compensation the Company agrees to pay the Employee, the mutual covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually agree as follows:

     1. Section 1 of the Employment Agreement is deleted in its entirety and replaced with the following:

     Employment and Term. Commencing on May 17, 2005, the Company (or one of its
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     subsidiaries)  will employ the Employee,  and the Employee will be employed by the Company, as an Executive Vice President for a term of three (3) years, unless sooner terminated as provided herein. The term of employment shall not be automatically extended after the term provided above unless the parties explicitly agree in writing.

     2. The last sentence of Section 2 of the Employment Agreement is deleted and replaced by the following:

     The Employee shall, during the term of the Employee's employment hereunder, devote his best efforts and ability, skill and attention to public relations activities in furtherance of the business objectives and interests of the Company and its affiliated companies. It is expected that Employee will contribute to the performance of his duties hereunder approximately twenty (20) hours per week during the term of employment, in such a manner as is generally customary for employees of the Employee's position in businesses of the Company's type.

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     3. Section 3(a) of the Employment  Agreement is deleted and replaced by the following:

     Salary.  As compensation for the services and agreements  described herein,
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     the Company shall pay the Employee an annual base salary of $78,500  during the term of employment provided for herein, payable in accordance with the customary payroll practices of the Company. The Employee will not be a participant in the Company's annual Management Incentive Plan. During the time the Employee serves as a director of the Company or any of its subsidiaries, the Employee shall be paid the director fees payable to non-employee directors of the Company.

     4.  Section  11(e) is  amended  by adding  the  following  address  for the
Employee:

         James G. Hudson, Jr.
         3 Paddock Lane
         Thomasville, NC  27360

     5. Except as set forth expressly hereinabove, all terms of the Employment Agreement shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Employee and the Company. The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.

     6. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of North Carolina.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above stated.

                                   FIRST BANCORP


                                   By: /s/ James H. Garner
                                   Name: James H. Garner
                                   Title: President and Chief Executive Officer


                                   EMPLOYEE


                                   /s/ James G. Hudson, Jr.
                                   James G. Hudson, Jr.


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